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                                             Exhibit F


      25 Research Drive, Westborough, Massachusetts 01582
      ===================================================



                              February 13, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  New England Electric System Issuance and Sale of Short-Term Notes

     File No. 70-8901

Dear Commissioners:

     The statement on Form U-1, as amended, relating to short- term borrowings by New England Electric System, in amounts not to exceed the maximum aggregate amount of $100 million outstanding at any one time, became effective pursuant to the Commission's Order dated October 9, 1996 (HCAR 35-26589) (the October Order). The Company made no borrowings under the October Order. The October Order has been superseded by the Commission's Order dated December 10, 1997 (HCAR 35-26793).

     I have reviewed my opinion dated September 23, 1996. I confirm the opinions therein.

                              Very truly yours,

                              s/Kirk L. Ramsauer

                              Kirk L. Ramsauer
                              Associate General Counsel